UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

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Knight-Swift Transportation Holdings Inc.

(Exact name of registrant as specified in its charter)
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Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2002 West Wahalla Lane
Phoenix, Arizona 85027
(Address of principal executive offices and zip code)
(602) 269-2000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	KNX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                                                ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Retirement of Mr. Kevin Knight; Appointment of Mr. David Vander Ploeg as Chair of the Board
On June 3, 2026, Mr. Kevin Knight resigned as Executive Chairman of the Board of Directors (the “Board”) and member of the Board of Knight-Swift Transportation Holdings Inc. (the “Company”), effective June 3, 2026 (the “Effective Date”). Mr. Knight’s resignation was not the result of any disagreement with the Company regarding operations, policies or practices.
The Board appointed David Vander Ploeg as Chair of the Board effective upon Mr. Knight’s resignation. Mr. Vander Ploeg has served as the Lead Independent Director of the Board since May 2023 and is a member of the Board’s Executive Committee, Audit Committee and Compensation Committee and chairs the Board’s Nominating and Corporate Governance Committee.
Retirement and Consulting Agreement with Mr. Kevin Knight
On June 4, 2026, the Company and Mr. Knight entered into a Retirement and Consulting Agreement (the “Agreement”) pursuant to which Mr. Knight will continue to provide consulting and other services to the Company for 24 months following the Effective Date. Additionally, Mr. Knight agreed in the Agreement to certain non-solicitation, non-interference, non-competition, confidentiality and mutual non-disparagement obligations with respect to the Company and its affiliates.
The Agreement provides that, in consideration of the consulting services, releases and covenants in the Agreement, as well as the forfeiture of all unvested equity awards held by Mr. Knight as of the Effective Date, Mr. Knight will be entitled to (i) a fee of $20.25 million, with $10.125 million payable on June 12, 2026 and $10.125 million payable in equal monthly installments over the 24-month period following the Effective Date; (ii) payment by the Company of certain premiums for continuation coverage of medical benefits, subject to conditions; and (iii) reimbursement of certain attorneys’ fees and costs incurred in connection with the negotiation and execution of the Agreement.

ITEM 7.01	REGULATION FD DISCLOSURE
On June 4, 2026, the Company issued a press release announcing Mr. Knight’s retirement from the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit	Description
Exhibit 99.1	Press release, dated June 4, 2026
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
The information in Items 7.01 and 9.01 of this Current Report, including the exhibit hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knight-Swift Transportation Holdings Inc.
(Registrant)

Date:	June 4, 2026	/s/ Andrew Hess
Andrew Hess
Chief Financial Officer